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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-97190 and 33-86016) pertaining to the MPSI Systems Inc. 1984 Stock Option Plan and the MPSI Systems Inc. 1988 Stock Option Plan and in the related Prospectuses of our reports dated November 21, 1997, with respect to the consolidated financial statements and schedules of MPSI Systems Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1997.


                                           ERNST & YOUNG LLP


Tulsa, Oklahoma
December 22, 1997